SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 17, 2016
(Date of earliest event reported)

PRINCIPAL FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16725	42-1520346
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

711 High Street, Des Moines, Iowa 50392
(Address of principal executive offices)

(515) 247-5111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
__________________

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.07 Submission of Matters to a Vote of Security Holders
Principal Financial Group, Inc.'s (the "Company") annual meeting of shareholders was held on May 17, 2016 (the "2016 Annual Meeting"). The matters that were voted upon at the 2016 Annual Meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to each such matter, as applicable, are set forth below. Abstentions and broker non-votes were treated as being present at the meeting for the purpose of determining a quorum, but were not counted as votes.
At the 2016 Annual Meeting, the shareholders elected four Class III directors each for a term expiring at the Company’s 2019 Annual Meeting(1). In addition, the shareholders approved, on an advisory basis, the compensation paid to the Company’s Named Executive Officers as disclosed in the Proxy Statement(2). Finally, the shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditor for 2016(3).

(1)	Election of Directors

	VOTES FOR	VOTES AGAINST	ABSTAINED	BROKER NON-VOTES
Michael T. Dan	182,483,500	6,691,370	477,729	20,142,999
C. Daniel Gelatt	174,631,001	14,529,534	492,064	20,142,999
Sandra L. Helton	180,032,118	9,124,124	496,357	20,142,999
Blair C. Pickerell	181,042,546	8,088,961	521,092	20,142,999

The directors whose terms of office continued and the years their terms expire are as follows:
Class I Directors Continuing in Office Whose Term Expires in 2017

Betsy J. Bernard
Jocelyn Carter-Miller
Dennis H. Ferro
Class II Directors Continuing in Office Whose Term Expires in 2018

Roger C. Hochschild
Daniel J. Houston
Elizabeth E. Tallett
The voting results were as follows:

		Votes For	Votes Against	Abstained	Broker Non-Votes

(2)	Advisory Vote on Executive Compensation	179,220,072	9,595,684	836,843	20,142,999

(3)	Ratification of Independent Auditors	207,194,910	2,182,357	418,331	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

By:	/s/ Karen E. Shaff

Name:	Karen E. Shaff

Title:	Executive Vice President, General Counsel and Secretary

Date:    May 23, 2016